UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 12, 2004

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)

1-13653 (Commission File Number)	31-1544320 (IRS Employer Identification No.)

One East Fourth Street
Cincinnati, Ohio 45202
(Address of principal executive offices including Zip Code)

Registrant's telephone number, including area code:  (513) 579-2121

TABLE OF CONTENTS

Item 7.  Financial Statements and Exhibits.

Item 9.  Regulation FD Disclosure (Information Furnished in this Item is Being Furnished under Items 9 and 12).

SIGNATURE
INDEX TO EXHIBITS
EXHIBIT 99.1

Item 7.  Financial Statements and Exhibits.

    Financial statements of business acquired.  Not applicable.

    Pro forma financial information. Not applicable.

    Exhibits.

Exhibit No.	Description

99.1

Press release, dated as of February 12, 2004, reporting American Financial Group, Inc. fourth quarter and year-end results for the period ended December 31, 2003 (furnished and not filed herewith solely pursuant to Item 9 and Item 12).

Item 9.  Regulation FD Disclosure (Information Furnished in this Item is Being Furnished Under Items 9 and 12).

In accordance with SEC Release Nos. 33-8176 and 33-8216, the information contained in the press release dated as of February 12, 2004 and in the related exhibit is being furnished under Item 12.

On February 12, 2004, American Financial Group, Inc. ("AFG") AFG reported its fourth quarter and year-end results for the period ending December 31, 2003. A copy of the press release issued by AFG on February 12, 2004 is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, including the exhibits hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference into any filing under the Securities Act of 1933.

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registration has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
AMERICAN FINANCIAL GROUP, INC.

Dated: February 12, 2004	By: /s/ Fred J. Runk
Fred J. Runk
Senior Vice President & Treasurer

INDEX TO EXHIBITS
99.1

Press release, dated as of February 12, 2004, reporting American Financial Group, Inc. fourth quarter and year-end results for the period ended December 31, 2003 (furnished and not filed herewith solely pursuant to Item 9 and Item 12).

Exhibit 99.1

American Financial Group Announces Fourth Quarter and

Full Year 2003 Results

       Cincinnati, Ohio - February 12, 2004 - American Financial Group, Inc. (NYSE: AFG) today reported net earnings for the 2003 fourth quarter of $196.6 million ($2.68 per share). These results included a tax benefit of $136.0 million ($1.90 per share) resulting from AFG's previously announced merger with its subsidiary, American Financial Corporation ("AFC"). In addition, a net realized gain ($36.7 million) on the sale of AFG's remaining shares in Infinity Property and Casualty Corporation ("Infinity") was offset by an after-tax loss ($35.8 million) related to the planned disposal of an insurance subsidiary. AFG's net earnings for last year's fourth quarter were $44.2 million ($.64 per share) which included a charge for an asbestos litigation settlement, offset by certain tax resolution benefits and net realized gains on investments.

       Net earnings for the 2003 full year were $293.8 million compared to $84.6 million for 2002. The 2003 results included higher tax benefits and net realized gains on investments whereas 2002 included net realized losses and the effect of an accounting change related to the transitional goodwill impairment test.

       Many investors and analysts focus on "core earnings" of companies, setting aside items which are not considered to be part of the ongoing earnings of the company, such as net realized gains (losses) on investments, discontinued operations, cumulative effect of accounting changes and other non recurring items. A reconciliation of this non-GAAP measure to net earnings is set forth in the accompanying schedule.

       Core earnings from insurance operations were $46.4 million ($.65 per share) for the fourth quarter of 2003 and included $3.9 million of investee earnings from AFG's former investment in Infinity. Reported core earnings from insurance operations (including those which now comprise Infinity) for the previous year's fourth quarter were $43.8 million ($.63 per share). AFG's core earnings from insurance operations for the full year 2003 of $155.8 million ($2.22 per share) were lower than 2002 principally due to a 2003 second quarter charge of $28.5 million ($.41 per share) resulting from an arbitration decision relating to a 1995 claim. Details of the financial results may be found in the accompanying schedules.

Page Two

       Carl H. Lindner, AFG Chairman and Chief Executive Officer stated, "Our shareholders' equity grew over 20% in 2003. The merger of our holding companies during the fourth quarter improved financial leverage and simplified the overall corporate structure. The sale of our remaining Infinity shares gave us substantial cash, providing both liquidity at the holding company and growth opportunities for our insurance operations. In addition, we have completed several debt refinancing transactions, totaling over $300 million, with proceeds being used primarily to retire higher coupon trust preferred securities and bank lines of credit. We are optimistic about our ongoing prospects for growth and profitability and remain comfortable with our 2004 core earnings guidance of $2.75 to $3.00 per share."

Business Segment Results

       The P&C Group generated an underwriting profit of $14.4 million in the 2003 fourth quarter, with a combined ratio of 97.0%. The combined ratio for the 2002 fourth quarter, excluding the effect of an asbestos litigation settlement, was 96.9% which benefited from the solid underwriting profit reported by the personal lines operations, now part of Infinity. The 2003 combined ratio for the P&C Group, before a 2.3 point charge for the above-mentioned arbitration decision, was 96.6% compared to 99.8% for the 2002 full year, excluding the asbestos litigation charge.

       The Specialty Group reported a solid underwriting profit for the 2003 fourth quarter with a combined ratio of 96.1%, an improvement of 2.0 points from the 2002 fourth quarter. The Group's gross written premiums for the 2003 quarter grew over 15% as compared to the 2002 period, reflecting rate increases in most of its businesses. Net written premiums for the 2003 quarter were nearly 37% above the 2002 period, reflecting the impact of reinsurance agreements.

       The Specialty Group's 2003 combined ratio was 96.0%, an improvement of 2.4 points compared with the 2002 combined ratio. For the 2003 year, gross and net written premiums were nearly 20% and 18%, respectively, above the 2002 amounts, reflecting the effect of rate increases and volume growth in certain businesses, partly offset by planned reductions in less profitable lines of business. Rate increases in the specialty operations averaged about 20% for 2003. Further details of the Specialty Group operations may be found in the accompanying schedules.

      Carl H. Lindner III, AFG Co-President and head of the P&C Group commented: "I am pleased with the growth and solid underwriting performance of our Specialty Group in the fourth quarter and for all of 2003. The majority of our individual business units reported an underwriting profit and achieved double-digit premium growth for the year. We saw some moderation in rate increases during the latter part of 2003 with the fourth quarter averaging about 16%. We are committed to maintaining rate adequacy going forward and believe that pricing will remain firm in 2004, particularly in certain casualty markets. We expect average rate increases in the range of 5% to 8% in 2004. "

Page Three

       Mr. Lindner continued, "As we have repeatedly said, we are committed to growing our specialty operations and achieving underwriting profitability and I believe our performance and the sale of Infinity demonstrate that commitment. We will continue our focus on disciplined underwriting, particularly proper risk selection and adequate pricing. "

       "A significant objective during 2003 was to strengthen our balance sheet and improve our financial flexibility. At year-end, we had reduced our debt-to-capital ratio by 8 points, paid off our bank line of credit, increased our insurance company capital adequacy and had over $100 million in parent company cash. These actions provide a strong financial base and, with our current mix of specialty businesses, position us for continuing growth and further improvement in our operating earnings in 2004 and beyond."

       The Annuity, Life and Health insurance operations reported core net operating earnings of $13.2 million for the fourth quarter of 2003, above the $8.6 million reported in the 2002 period. Results for 2002 included a $4.3 million after-tax write-off of variable annuity acquisition costs. The core net operating earnings for the 2003 year of $55.6 million were somewhat below 2002 results of $63.6 million. The negative effect of lower interest rates on the fixed annuity business more than offset improved results in the other insurance operations. The group's statutory premiums for 2003 were 8% lower than 2002. Annuity production slowed in the last six months of 2003 as the group maintained its pricing targets and its commission and interest crediting discipline during a period of historically low interest rates. Further details may also be found in the earnings release issued today by Great American Financial Resources, Inc. (NYSE:GFR). AFG owns 82% of GFR common stock and a proportional share of its earnings is included in AFG's results.

       Through the operations of the Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of retirement annuities, life and supplemental health insurance products.

Recent Financings

       On February 3, 2004, AFG issued $115 million of 7-1/8% Senior Debentures due February 3, 2034. Most of the proceeds from this offering will be used to redeem the $95.5 million liquidation amount outstanding of 9-1/8% preferred securities issued by one of the Company's wholly-owned subsidiary trusts.

       On January 22, 2004, Great American Financial Resources issued $86.25 million of 7-1/4% Senior Debentures due January 23, 2034. Most of the proceeds from this offering will be used to redeem on March 8, 2004 the $75 million liquidation amount outstanding of 9-1/4% preferred securities issued by one of the Company's wholly-owned subsidiary trusts.

Page Four

Forward Looking Statements

       This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions, future premiums, revenues and earnings; and rate increases.

       Actual results could differ materially from those expected by AFG depending on certain factors including but not limited to: the unpredictability of possible future litigation if certain settlements do not become effective, changes in economic conditions including interest rates, performance of securities markets, and the availability of capital, regulatory actions, changes in legal environment, judicial decisions and rulings, tax law changes, levels of catastrophes and other major losses, the actual amount of liabilities associated with certain asbestos and environmental related insurance claims, adequacy of loss reserves, availability of reinsurance and ability of reinsurers to pay their obligations, competitive pressures, including the ability to obtain rate increases and other changes in market conditions that could affect AFG's insurance operations.

Conference Call

       The company will hold a conference call to discuss 2003 fourth quarter and full year results at 11:30 a.m. (ET) today. Toll-free telephone access will be available by dialing 1-800-946-0782. Please dial in 5 to 10 minutes prior to the scheduled start time of the call. A replay of the call will also be available at around 2:30 p.m. (ET) today until 8:00 p.m. on February 19, 2004. To listen to the replay, dial 1-888-203-1112 and provide the confirmation code 700193. The conference call will also be broadcast over the Internet. To listen to the call via the Internet, go to AFG's website, www.amfnl.com, and follow the instructions at the Webcast link.
Contact:	Web Sites:
Anne N. Watson	www.amfnl.com
Vice President-Investor Relations	www.GreatAmericanInsurance.com
(513) 579-6652

-o0o-

(Financial summaries follow)

       This earnings release and additional Financial Supplements are available at AFG's web site: www.amfnl.com.

AMERICAN FINANCIAL GROUP, INC. AND SUBSIDIARIES

SUMMARY OF EARNINGS

(In Millions, Except Per Share Data)

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002

Operating revenues	$ 825.5	$ 951.7	$3,280.9	$3,825.4
Costs and expenses	761.4	889.2	3,066.0	3,580.6
	64.1	62.5	214.9	244.8
Related income taxes	21.6	18.7	71.3	79.0
Earnings from consolidated
insurance operations	42.5	43.8	143.6(1)	165.8
Net investee earnings from Infinity	3.9	-	12.2	-
Core earnings from insurance
Operations	46.4	43.8	155.8(1)	165.8

Non-core items, net of tax:
Special tax benefits (2)	136.0	15.0	141.5	31.0
Realized investment gains (losses) Litigation settlements(3)	44.7 -	5.7 (19.5)	50.8 (23.1)	(44.7) (19.5)
Discontinued operations (4)	(34.9)	.4	(33.6)	1.4
Other	(1.9)	(1.2)	(3.9)	(9.0)
Cumulative effect of accounting
change(5)	6.3	-	6.3	(40.4)

Net earnings	$ 196.6	$ 44.2	$ 293.8(1)	$ 84.6
Premium paid on redemption of Subsidiaries' preferred shares	(4.1)	-	(4.1)	-
Net earnings available to common shares	$ 192.5	$ 44.2	$ 289.7	$ 84.6

Diluted Earnings (Loss) per Common Share:
Core from insurance operations	$ .65	$ .63	$ 2.22	$ 2.40
Special tax benefits (2)	1.90	.21	2.01	.44
Realized investment gains (losses) Litigation settlements (3)	.62 -	.09 (.28)	.73 (.33)	(.64) (.28)
Discontinued operations (4)	(.49)	.01	(.48)	.02
Other	(.09)	(.02)	(.12)	(.13)
Cumulative effect of accounting
change(5)	.09	-	.09	(.59)

Net earnings available to common Shares	$ 2.68	$ .64	$ 4.12	$ 1.22

Average number of Diluted Shares	71.7	69.3	70.3	69.2

  Includes charges of $28.5 million ($.41 per share) for an arbitration decision relating to a 1995 property claim and $6.7 million ($.10 per share) for a reduction in estimated future profitability of in-force fixed annuities, and an adjustment to reduce deferred taxes.

  Reflects tax benefits in 2003 relating to AFG's merger with AFC in the fourth quarter and the Company's basis in Infinity Stock and a tax benefit in the 2002 period for the reversal of previously accrued amounts due to the resolution of certain tax matters.

  Reflects a litigation settlement within the California workers' compensation business in 2003 and an asbestos litigation settlement in 2002.

  Represents operating results and a fourth quarter impairment provision ($35.8 million) related to the planned disposal of Transport Insurance Company.

  Reflects the 2003 implementation of FASB Interpretation No. 46 related to variable interest entities and the 2002 implementation of SFAS No. 142 relating to the transitional goodwill impairment test.

AMERICAN FINANCIAL GROUP, INC.

PROPERTY AND CASUALTY INSURANCE OPERATIONS

UNDERWRITING RESULTS

(In Millions)

Three months ended December 31,		Twelve months ended December 31,

	2003	2002	2003	2002

Property and Casualty Insurance
Operations: (a)

Gross written premiums	$ 806	$ 927	$3,575	$3,935

Net written premiums	$ 450	$ 507	$2,012	$2,414

Ratios (GAAP):
Loss & LAE ratio	71.5%	76.3%(b)	70.9%(c)	74.2%(b)
Expense ratio	25.5%	20.2%	27.9%	25.3%
Policyholder dividend ratio	- %	.4%	.1%	.3%

Combined Ratio (d)	97.0%	96.9%	98.9%	99.8%

Specialty Group:

Gross written premiums	$ 764	$ 662	$3,243	$2,713

Net written premiums	$ 441	$ 323	$1,854	$1,577

Ratios (GAAP):
Loss & LAE ratio	71.2%	69.0%	67.4%	67.5%
Expense ratio	24.9%	28.5%	28.5%	30.4%
Policyholder dividend ratio	- %	.6%	.1%	.5%

Combined Ratio	96.1%	98.1%	96.0%	98.4%

  Includes operations of Infinity Property and Casualty through mid-February 2003, AFG's direct auto insurance companies through the date of their sale at the end of April 2003, personal lines operations remaining with AFG, and the specialty group.

  For the three and twelve month periods, excludes 5.2 points and 1.2 points, respectively, for the effect of a $30 million charge related to an asbestos litigation settlement.

  Includes 2.3 points for the effect of an arbitration decision relating to a claim arising from a discontinued business.

  Includes other discontinued lines.

AMERICAN FINANCIAL GROUP, INC.

PROPERTY AND CASUALTY INSURANCE GROUP

SUPPLEMENTAL SPECIALTY GROUP OPERATING INFORMATION

(In Millions)

	Twelve months ended December 31,
			Percentage Change
	2003	2002

Gross Written Premiums:
Property & Transportation	$1,142	$ 886	29%
Specialty Casualty	1,413	1,235	14%
Specialty Financial	396	332	19%
California Workers' Compensation	290	229	27%
Other	2	31	nm
	$3,243	$2,713	20%

Net Written Premiums:
Property & Transportation	$ 515	$ 413	25%
Specialty Casualty	679	609	11%
Specialty Financial	302	255	18%
California Workers' Compensation	271	219	24%
Other	87	81	6%
	$1,854	$1,577	18%

Combined Ratio (GAAP):
Property & Transportation	87.8%	90.1%
Specialty Casualty	98.2%	106.6%
Specialty Financial	108.3%	101.4%
California Workers' Compensation	92.0%	96.4%

Aggregate Specialty Group	96.0%	98.4%

Notes:

  Property & Transportation includes primarily physical damage and liability coverage for buses, trucks and recreational vehicles, inland and ocean marine, agricultural-related products and other property coverages.

  Specialty Casualty includes primarily excess and surplus, general liability, executive and professional liability and customized programs for small to mid-sized businesses.

  Specialty Financial includes risk management insurance programs for lending and leasing institutions, surety and fidelity bonds and foreign credit insurance.

  California Worker's Compensation consists of a subsidiary that writes workers' compensation insurance primarily in the state of California.

  Other includes an internal reinsurance facility and discontinued lines.